Exhibit 10.1.5

FIFTH AMENDMENT

TO

LEASE AGREEMENT

AND

REAFFIRMATION OF GUARANTY

By and Among

The Ports of Indiana

Aventine Renewable Energy-Mt Vernon, LLC

And

Aventine Renewable Energy Holdings, Inc.

FIFTH AMENDMENT TO LEASE AGREEMENT
AND REAFFIRMATION OF GUARANTY

THIS FIFTH AMENDMENT TO LEASE AGREEMENT AND REAFFIRMATION OF GUARANTY ("Fifth Amendment") is made and entered into this 18th day of December, 2008 by and among the PORTS OF INDIANA, a body corporate and politic existing under the laws of the State of Indiana and formerly known as the Indiana Port Commission (the "Ports"), AVENTINE RENEWABLE ENERGY-MT VERNON, LLC a Delaware Limited Liability Company ("Lessee", and together the "Parties") and AVENTINE RENEWABLE ENERGY HOLDINGS, INC. ("Guarantor").

RECITALS:

A.           The Ports is charged with the management and operation of the Ports of Indiana, including the Port of Indiana-Mount Vernon, in Posey County, Indiana (the "Port").

B.           The Parties entered into a certain Lease Agreement dated October 31, 2006, which was executed by the Office of the Attorney General and the Office of the Governor on January 19, 2007 and January 24, 2007 respectively (the "Original Lease"), which Original Lease was amended by (i) a certain First Amendment to Lease Agreement and Reaffirmation of Guaranty dated June 14, 2007 among the Parties and Guarantor, (ii) a certain Second Amendment to Lease Agreement and Reaffirmation of Guaranty dated October 18, 2007 among the Parties and Guarantor, (iii) a certain Third Amendment to Lease Agreement and Reaffirmation of Guaranty dated December 20, 2007 among the Parties and Guarantor, and (iv) a certain Fourth Amendment to Lease Agreement and Reaffirmation of Guaranty dated June 19, 2008 among the Parties and Guarantor (said Original Lease as so amended is herein referred to as the "Lease"), whereby the Ports leased to Lessee and Lessee leased from the Ports that certain real estate described in the Lease, located at the Port of Indiana-Mount Vernon, a port managed and operated by the Ports in Posey County, Indiana,

C.           The Lease provides in Section 4.01(b) that substantial completion of Phase One and the commencement of production of ethanol from Phase One is to occur on or before March 1, 2009.  Lessee has informed the Ports that due to economic factors, completion of Phase One will be delayed and Lessee has requested that the Ports extend said March 1, 2009 date to October 1, 2009. The Parties have agreed to amend the Lease to extend said date to October 1, 2009.

D.           Guarantor is joining in the execution of this Fifth Amendment solely for purposes of consenting to all provisions of this Fifth Amendment and ratifying, confirming and reaffirming its obligations under that certain Lease Guaranty dated as of October 31, 2006 (the "Lease Guaranty").

E.           Lessee, the Ports and Guarantor have each had substantial participation in the preparation of this Fifth Amendment which shall become effective upon execution by the Parties.

F.           At a properly convened public meeting, the Ports has duly approved the execution and delivery of this Fifth Amendment by its duly authorized officers.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual undertakings hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Ports, Lessee and Guarantor (solely for purposes of its agreement to the provisions of Paragraphs 3 and 4 below) hereby agree as follows:

1.           Section 4.01(b) of the Lease is hereby amended to delete the March 1, 2009 date and replace it with October 1, 2009.

2.           The first paragraph of Section 3.04(b) of the Lease shall be deleted in its entirety and replaced with the following:

The Project shall have a two-phased production build out.  Phase One equals 110 million gallon annual capacity; Phase Two equals 110 million gallon annual capacity; for a total Project annual capacity of 220 million gallons of ethanol.  The Phase One 110 million-gallon annual production of ethanol shall begin (other than for purposes of testing operations) on or before October 1, 2009.  The Phase Two production shall commence (other than for purposes of testing operations) on or before the date specified in Section 4.01(c) for substantial completion of Phase Two of the Project, as extended, but no later than January 1, 2013, unless such date is deferred as provided in Section 4.01(c).

3.           The Parties and Guarantor agree and understand that notwithstanding the date changes set forth in Sections 1 and 2 above, the dates set forth in the second paragraph of Section 3.04(b) of the Lease for commencement of payments of Minimum Guaranteed Wharfage shall remain as stated and not change.

4.           Guarantor hereby consents to the amendments to the Lease made by this Fifth Amendment and agrees that such amendments shall not affect, impair, discharge, relieve or release Guarantor of its obligations under the terms of the Lease Guaranty, and that such Lease Guaranty shall be deemed to reference the Lease as amended hereby.  Guarantor hereby ratifies, confirms and reaffirms in all respects, the Lease Guaranty, and agrees that said Lease Guaranty shall continue in full force and effect.

5.           The Ports and Lessee agree that the above and foregoing Recitals are true, correct and complete and are hereby incorporated and made a part of this Fifth Amendment as if completely and fully set forth herein.  Capitalized terms used in this Fifth Amendment without definition shall have the meanings set forth in the Lease as previously amended, except that any internal references in the Lease to the word "Lease" shall mean the Lease, as previously and hereby amended, wherever therein the context so requires in order to give meaning to this Fifth Amendment.

6.           Lessee and the Ports hereby affirm, reaffirm and confirm that as of the date hereof the Lease is in full force and effect, that the Lease has not been modified or amended (except as provided in this Fifth Amendment) and that all of the Ports' and Lessee's obligations accrued to date have been performed.  Lessee and Ports hereby agree that there are, as of the date hereof, regardless of the giving of notice or the passage of time, or both, no defaults or breaches on the part of the Ports or Lessee under the Lease, as amended by this Fifth Amendment.  Each of Lessee and the Ports hereby ratify the provisions of the Lease on behalf of themselves and their respective successors and assigns and agree to attorn and be bound to each other and their respective successors and assigns as to all of the terms, covenants and conditions of the Lease, as amended hereby.  This Fifth Amendment shall be incorporated into and made a part of the Lease and all provisions thereof not expressly modified or amended hereby shall remain in full force and effect.  Nothing contained in this Fifth Amendment (except, as applicable, for the specific amendments to the Lease set forth in this Fifth Amendment) shall release or relieve Lessee or Ports from their respective obligations or liabilities under the Lease accruing prior to the date hereof.

7.           Except as expressly amended and modified by this Fifth Amendment, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same.  This Fifth Amendment, together with the Lease, is the complete understanding between the parties and supersedes all other prior agreements and representations concerning its subject matter.  To the extent of any inconsistency between the Lease and this Fifth Amendment, the terms of this Fifth Amendment shall control.

8.           Immediately following the signature page of this Fifth Amendment is the Addendum of State required contract provisions previously executed by the Parties.  The Parties reaffirm the covenants and affirmations contained in said Addendum and incorporate the same into this Fifth Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the day, and month and year first above-written.

ATTEST:		PORTS OF INDIANA

By:	s/ Jay K. Potesta	By:	/s/ Ken Kaczmarek
	Secretary-Treasurer		Chairman

Approved as to form and legality This 30th day of December, 2008		APPROVED DATE: January 6, 2009

/s/ Susan W. Gard For Steve Carter Attorney General of Indiana		/s/ Mitchell E. Daniels, Jr. The Honorable Mitchell E. Daniels, Jr. Governor of Indiana

ATTEST:	Aventine Renewable Energy – Mt Vernon, LLC

/s/ Jeffrey A. Moery	/s/ Ronald H. Miller
(Signature)	(Signature)

Jeffrey A. Moery, VP Technical Services	Ronald H. Miller, President & CEO
(Printed name and title)	(Printed name and title)

ATTEST:	Aventine Renewable Energy Holdings, Inc.

/s/ Jeffrey A. Moery	/s/ Ronald H. Miller
(Signature)	(Signature)

Jeffrey A. Moery, VP Technical Services	Ronald H. Miller, President & CEO
(Printed name and title)	(Printed name and title)

This instrument was prepared jointly by David W. Haniford, General Counsel Indiana Port POI (Atty#7438-79) 150 W. Market St., Ste 100, Indianapolis, IN 46204 (317) 232-9204 and Joseph J. Sperber, Attorney at Law, Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017 (212) 450-4375

I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law.  David W. Haniford, Attorney at Law

ADDENDUM OF

STATE REQUIRED CONTRACT PROVISIONS

EXHIBIT E
(IPC3.21.06)
ADDENDUM

This Addendum is entered into by and between the Ports of Indiana (the "State") and Aventine Renewable Energy-Mt Vernon, LLC (the "Contractor"), and collectively known as the "Parties".  The purpose of this Addendum is to modify, delete, or amend certain terms and conditions set forth in the attached Fifth Amendment ("Agreement").  This Addendum and the Agreement are incorporated into each other and, when read together, shall constitute one integrated document.  Any inconsistency, conflict, or ambiguity between this Addendum and the Agreement shall be resolved by giving precedence and effect to this Addendum.

1.	Authority to Bind Contractor

The signatory for the Contractor represents that he/she has been duly authorized to execute this Contract on behalf of the Contractor and has obtained all necessary or applicable approvals to make this Contract fully binding upon the Contractor when his/her signature is affixed, and certifies that this Contract is not subject to further acceptance by Contractor when accepted by the State of Indiana.

2.	Compliance with Laws.

A.
The Contractor shall comply with all applicable federal, state and local laws, rules, regulations and ordinances, and all provisions required thereby to be included herein are hereby incorporated by reference.  The enactment of any state or federal statute or the promulgation of nays or regulations thereunder after execution of this Contract shall be reviewed by the State and the Contractor to determine whether the provisions of this Contract require found modification.

B.
The Contractor and its agents shall abide by all ethical requirements that apply to persons who have a business relationship with the State, as set forth in Indiana Code § 4-2-6 at seq., the regulations promulgated thereunder, and Executive Order 04-08, dated April 27, 2004.  If the tractor is not familiar with these ethical requirements, the contractor should refer any questions to the Indiana State Ethics Commission, or visit the Indiana State Ethics Commission website at http://www.in.gov/ethics/.  If the Contractor or its agents violate any applicable ethical standards, the State may, in its sole discretion, terminate this Contract subject to the notice and cure provisions of Sections 11.01(i) and 7.02 of the Agreement.  In addition, the Contractor may be subject to penalties under Indiana Code § 4-2-6-12.

C.
The Contractor certifies by entering into this Contract, that neither it nor its principal(s) is presently in arrears in payment of its taxes; penult fees or other statutory, regulatory or judicially required payments to the State of Indiana.  Further, the Contractor agrees that any payments in arrears and currently due to the State of Indiana may be withheld from payments due to the Contractor.  Additionally, further work or payments may be withheld, delayed, or denied and/or this Contract suspended until the Contractor is current in its payments and has submitted proof of such payment to the State.

D.
The Contractor warrants that it has no current or pending or outstanding criminal, civil, or enforcement actions initiated by the State of Indiana pending, and agrees that it will immediately notify the State of any such actions.  During the term of such actions, Contractor agrees that the State may delay, withhold, or deny work under any Supplement or contractual device issued pursuant to this Contract and any supplements or amendments.

E.
If a valid dispute exists as to the Contractor's liability or guilt in any action initiated by the State of Indiana or its agencies, and the State decides to delay, withhold, or deny work to the Contractor, the Contractor may request that it be allowed to continue, or receive work, without delay.  The Contractor must submit, in writing, a request for review to the Indiana Department of Administration (IDOA) following the procedures for disputes outlined herein, A determination by IDOA shall be binding on the parties.

F.	Any payments that the State may delay, withhold, deny, or apply under this section shall not be subject to penalty or interest under IC 5-17-5.

G.
The Contractor warrants that the Contractor and its subcontractors' if any, shall obtain and maintain all required permits, licenses, and approvals, as well as comply with all health, safety, and environmental statutes, rules, or regulations in the performance of work activities for the State.  Failure to do so may be deemed is a material breach of this Contract and grounds for Immediate termination of the Agreement and denial of further work with the Stet; subject to the notice and cars provisions of Sections 11.01(1) and 7.02 of the Agreement.

H.	The Contractor hereby affirms that it is properly registered and owes no outstanding reports with the Indiana Secretary of State.

I.	As required by IC 5-22-3-7:

(1)
the Contractor and any principals of the Contractor certify that (A) the Contractor, except for de minimis and nonsystematic violations, has not violated the terms of (i) IC 24-4.7 [Telephone Solicitation Of Consumers), (ii) IC 24-5-12 [Telephone Solicitations), or (iii) IC 24-5-14 [Regulation of Automatic Dialing Machines) in the previous three hundred sixty-five (365) days, even if IC 244.7 is preempted by federal law; and (B) the Contractor will not violate the terms of IC 24-4.7 for the duration of the Contract, even if IC 24-4.7 is preempted by federal law.

(2)
The Contractor and any principals of the Contractor certify that an affiliate or principal of the Contractor and any agent acting on behalf of the Contractor or on behalf of an affiliate 'or principal of the Contractor: (A) except for de minimis and nonsystematic violations, has not violated the terms of IC 24-4.7 in the previous three hundred sixty-five (365) days, even if IC 24-4.7 is preempted by federal law; and (B) will not violate the terms of IC 24-4.7 for the duration of the Contract, even if IC 24-4.7 is preempted by federal law.

3.	Conflict of interest.

A.	As used in this section:

"Immediate family" means the spouse and the unemancipated children of an individual.

"Interested party" means:

1.	The individual executing this Contract;

2.	An individual who has an interest of three percent (3%) or more of Contractor, if Contractor is not an individual; or

3.	Any member of the immediate family of an individual specified under subdivision 1 or 2.

"Department" means the Indiana Department of Administration.

"Commission" means the State Ethics Commission.

B.	The Department may cancel this Contract without recourse by Contractor if any interested party is an employee of the State of Indiana.

C.
The Department will not exercise its right of cancellation under section B, above, if the Contractor gives the Department an opinion by the Commission indicating that the existence of this Contract and the employment by the State of Indiana of the interested party does not violate any statute or rule relating to ethical conduct of State employees.  The Department may take action, including cancellation of this Contract, consistent with an opinion of the Commission obtained under this section.

D.
Contractor has an affirmative obligation under this Contract to disclose to the Department when an interested party is or becomes an employee of the State of Indiana.  The obligation under this section extends only to those facts that Contractor knows or reasonably could know.

4.	Drug-Free Workplace-Certification.

The Contractor hereby covenants and agrees to make a good faith effort to provide and maintain a drug-free workplace.  The Contractor will give written notice to the State within ten (10) days after receiving actual notice that the Contractor or an employee of the Contractor in the State of Indiana has been convicted of a criminal drug violation occurring in the Contractor's workplace.  False certification or violation of this certification may result in sanctions including suspension of contract payments, termination of this Contract and/or debarment of contracting opportunities with the State for up to three (3) years, subject to the notice and cure provisions of Sections 11.01(i) and 7.02 of the Agreement.

In addition to the provisions of the above paragraphs, if the total contract amount set forth in this Contract is in excess of $25,000.00, Contractor hereby further agrees that this contract is expressly subject to the terms, conditions, and representations of the following certification:

This certification is required by Executive Order No. 90-5, April 12, 1990, issued by the Governor of Indiana.  Pursuant to its delegated authority, the Indiana Department of Administration is requiring the inclusion of this certification in all contracts and grants from the State of Indiana in excess of $25,000.00.  No award of a contract shall be made, and no contract, purchase order or agreement, the total amount of which exceeds $25,000.00, shall be valid, unless and until this certification has been fully executed by the Contractor and made a part of the contract or agreement as part of the contract documents.

The Contractor certifies and agrees that it will provide a drug-free workplace by:

A.
Publishing and providing to all of its employees a statement notifying them that the unlawful manufacture, distribution, dispensing, possession or use of a controlled substance is prohibited in the Contractor's workplace, and specifying the actions that will be taken against employees for violations of such prohibition;

B.
Establishing a drug-free awareness program to inform it's employees of (I) the dangers of drug abuse in the workplace; (2) the Contractor's policy of maintaining a drug-free workplace; (3) any available drug counseling, rehabilitation, and employee assistance programs; and (4) the penalties that may be imposed upon an employee for drug abuse violations occurring in the workplace;

C.
Notifying all employees in the statement required by subparagraph (A) above that as a condition of continued employment, the employee will (I) abide by the terms of the statement; and (2) notify the Contractor of any criminal drug sienna conviction for a violation occurring in the workplace no later than five (5) days after such conviction;

D.	Notifying in writing the State within ten (10) days after receiving notice from an employee wider subdivision (C)(2) above, or otherwise receiving actual notice of such conviction;

E.
Within thirty (30) days after receiving notice under subdivision (C)(2) above of a conviction, imposing the following sanctions or remedial measures on any employee who is convicted of drug abuse violations occurring in the workplace: (1) taking appropriate personnel action against the employees, up to and including termination; or (2) requiring such employee to satisfactorily participate in a drug abuse assistance or rehabilitation program approved for such purposes by a federal, state or local health, law enforcement, or other appropriate agency; and

F.	Making a good faith effort to maintain a drug-free workplace through the implementation of subparagraphs (A) through (B) above.

5.	Nondiscrimination

Pursuant to IC 22-9-1-10 and the Civil Rights Act of 1964, the Contractor and its subcontractors shall not discriminate against any employee or applicant for employment in the performance of this Contract.  The Contractor shall not discriminate with respect to the hire, tenure, terms, conditions or privileges of employment or any matter directly or indirectly related to employment, because of race, color, religion, sex, disability, national origin or ancestry.  Breach of this covenant may be regarded as a material breach of this Contract The Contractor's execution of this Contract also signifies compliance with applicable federal taws, regulations, and executive orders prohibiting discrimination in the provision of services based on race, color, national origin, age, sex, disability or status as a veteran.  The provisions of this Section 5 are subject to the notice and cure provisions of Sections 11.01(1) and 7.02 of the Agreement.

NON-COLLUSION AND ACCEPTANCE

The undersigned attests, subject to the penalties for perjury, that he/she is the Contractor, or that he/she is the properly authorized representative, agent, member or officer of the Contractor, that he/she has not, nor has any other member, employee, representative, agent or officer of the Contractor, directly or indirectly, to the best of his/her knowledge, entered into or offered to enter into any combination, collusion or agreement to receive or pay, and that he/she has not received or paid, any sum of money or other consideration for the execution of this Contract other than that which appears upon the face of this Contract.

[The balance of this page is intentionally left blank]

In Witness Whereof, the Parties have, through duly authorized representatives, entered into this Lease.  The Parties having read and understand the foregoing terms of the contract do by their respective signatures dated below hereby agree to the terms thereof.

Indiana Ports Commission:		Aventine Renewable Energy – Mt Vernon, LLC

Signature	/s/ Steven Stemler	Signature	/s/ John R. Gray
Printed Name:	Steven Stemler	Printed Name:	John R. Gray
Title:	Designated Commissioner	Title:	VP Logistics & Development
Date:	10/30/06	Date:	10/31/06
Attest:	/s/ Jay K. Potesta
Printed Name:	Jay K. Potesta
Title:	Secretary Treasurer

Office of the Attorney General		Office of the Governor

/s/ Jason Thompson/Susan W. Gard for		/s/ Mitchell E. Daniels, Jr.
Steve Carter, Attorney General		Mitchell E. Daniels, Jr., Governor
Date:	1/19/07	1/24/07